                                                                    EXHIBIT 99.1

                            CERTIFICATION AND CONSENT



I, DIMITRIOS GERMIDIS, hereby certify to FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the "Company"), as follows:

         1. I have received a copy of the preliminary Joint Proxy
Statement/Prospectus for the Company's Special Meeting of Shareholders to be held as described in the Joint Proxy Statement/Prospectus (the "Proxy Statement").

         2. I understand that I have been named in the Proxy Statement as a nominee for appointment as a director of the Company upon consummation of the merger described in the Proxy Statement, and I hereby consent to being named as such therein.

         3. I hereby consent to serve as a director of the Company if appointed.



         IN WITNESS WHEREOF, I have executed this Certification and Consent this 31 day of May, 2005.







                                                     /s/ DIMITRIOS GERMIDIS
                                                     --------------------------
                                                     DIMITRIOS GERMIDIS